Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com

Harris Interactive® Announces Executive Appointments; Fortifies Senior Management Team

New York, N.Y. — March 27, 2012 — Harris Interactive Inc. (NASDAQ: HPOL), a global market research firm, today announced several key executive appointments. These appointments follow the recent appointment of Al Angrisani as President and Chief Executive Officer of the Company.

The executive appointments are as follows:

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Eric Narowski has been appointed Chief Financial Officer of the Company, having served as Interim Chief Financial Officer since June 2011. He continues to also serve as the Principal Accounting Officer and Global Controller of the Company.

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Marc Levin has been appointed Chief Operating Officer of the Company, responsible for European operations. He continues to also serve as Chief Administrative Officer, General Counsel and Corporate Secretary of the Company.

•	Mike de Vere has been appointed Chief Executive Officer of the Company’s U.S. Business Groups. He continues to also serve as President of the Company’s U.S. Business Groups.

•	Todd Myers has been appointed Chief Operating Officer of the Company’s U.S. Business Groups, having served as Interim Head of Technology, Operations and Panel since June 2011.

“I would like to congratulate these individuals on their appointments,” commented Mr. Angrisani. “This group, combined with the other members of the senior management team, possesses the collective experience, dedication, and drive to execute our strategy. I look forward to their many contributions as we work to return value to our stockholders.”

Mr. Angrisani further commented, “Beyond these appointments, I am pleased that I have been able to solidify the rest of my senior management team. The entire team has contributed significantly to the progress we have made thus far in executing the turnaround program. Having a stable and committed senior management team with clearly defined areas of accountability is a key element in ensuring a successful turnaround.”

Biographical information for the executives noted above can be found under the Investor Relations section of the Company’s website at http://ir.harrisinteractive.com/.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify

©2012 Harris Interactive Inc.	All rights reserved.

forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization, restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, the Company’s ability to remain in compliance with the financial covenants in its credit agreement, and uncertainties surrounding the Company’s ability to comply with certain NASDAQ listing requirements.

You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.

About Harris Interactive

Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including health care, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in more than 215 countries and territories through our North American and European offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us—and our clients—stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.

HPOL – F

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